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                                                                  EXHIBIT 10.33

                                 PROMISSORY NOTE

$50,000.00                                                    NOVEMBER 8, 2001


      FOR VALUE RECEIVED, IEXALT, INC., a Nevada corporation (the "Maker"), promises to pay to the order of IGNATIUS LEONARDS , an individual, residing in the State of Texas (together with any successors or assigns, referred to as "Payee"), at 1103 Cowards Creek, Friendswood, Texas 77546-4601, or such other place as Payee may direct in writing, the principal amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), together with interest on the unpaid principal balance thereof from time to time outstanding at the Stated Rate (as defined below); provided, however, that for the full term of this Note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall not exceed the Highest Lawful Rate (as defined below).

      "Stated Rate" means a rate per annum equal to fourteen percent (14%), provided, however, that if the Stated Rate ever exceeds the Highest Lawful Rate, the Stated Rate shall then and thereafter be fixed at a rate per annum equal to the Highest Lawful Rate then and from time to time thereafter in effect until the total amount of interest accrued at the Stated Rate on the unpaid balance of this Note equals the total amount of interest which would have accrued at the Highest Lawful Rate from time to time in effect.

      "Highest Lawful Rate" means the maximum non-usurious rate of interest permitted to be charged by applicable federal or Texas law (whichever permits the higher lawful rate) from time to time in effect. On each day, if any, that applicable Texas law establishes the Maximum Rate, the Maximum Rate shall be the "weekly ceiling" (as defined in Sectio- 3.03 of the Texas Finance Code and Chapter 1D of Title 79, Tex. Rev. Civ. Stats. 1925, as amended, respectively) for that day.

      Interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 365 days, unless the Highest Lawful Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Highest Lawful Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

The principal and interest on this Note shall become due and payable on the earlier to occur of i) the closing and funding of the Transaction or ii) in twelve (12) equal monthly installments of FOUR THOUSAND FOUR HUNDRED EIGHTY-NINE and 35/100 DOLLARS ($4,489.35) each with the first such installment being due and payable on or before the 10th day of December, 2001, and on the same day of each succeeding month thereafter until November 10, 2002, or the closing and funding of the Transaction, which ever is earlier, being the final maturity date of this Note, when the entire unpaid principal balance and all accrued interest due thereon shall be due and payable in full. Accrued interest shall be included in each monthly


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installment hereunder and deducted first therefrom, the balance shall apply to then remaining principal balance.

      For purposes of this Note, the "Transaction" is defined to mean the sale or transfer by PremierCare, LLC, of certain assets to UMC Ten Broeck, Inc. or to any other individual or entity.

      All past due principal on this Note shall bear interest at the Stated Rate. The Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee. All payments and prepayments hereon shall be applied first to accrued interest, the balance to principal in the inverse order of maturity.

      The payment of this Note is secured by a first lien and security interest in and to all present and future accounts receivable of PremierCare, LLC and by the Continuing Personal Guaranty of Donald W. Sapaugh.

      If any installment or payment of principal or interest of this Note is not paid when due; thereupon, at the option of Payee, this Note shall become and be due and payable forthwith without demand, notice of default or of intent to accelerate the maturity hereof, notice of acceleration of the maturity hereof, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker and each other liable party.

      In addition to all principal and accrued interest on this Note, Maker agrees to pay (a) all reasonable costs and expenses incurred by Payee in collecting this Note to abate probate, reorganization, bankruptcy or any other proceedings, and (b) reasonable attorneys fees when and if this Note is placed in the hands of an attorney for collection after default.

      All agreements between the Maker hereof and the Payee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance, or detention of the money to be loaned hereunder or otherwise exceed the Highest Lawful Rate. If fulfillment of any provision hereof or of any mortgage, loan agreement, or other document evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if the Payee shall ever receive anything of value deemed interest under applicable law which would exceed interest at the Highest Lawful Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Maker. All sums paid or agreed to be paid to the Payee for the use, forbearance, or detention of the indebtedness of the Maker to the Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term thereof. The provisions of this paragraph shall control all agreements between the Maker and the Payee.


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      This Note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect.

      IN WITNESS WHEREOF, the undersigned Maker has duly executed this Note as of the day and year above first written.


                                    IEXALT, INC.


                                    By:   /s/ Donald W. Sapaugh
                                       -------------------------------------
                                          Donald W. Sapaugh, President


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